UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2019
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On May 15, 2019, Tech Data Corporation (the “Company”) entered into a Third Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”) among the Company, certain other wholly owned subsidiaries of the Company from time to time party thereto (each a “Designated Borrower” and together with the Company, the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders from time to time party thereto, which replaces the Company’s Second Amended and Restated Revolving Credit Agreement entered into on November 2, 2016 (the “Existing Revolving Credit Agreement”) among the Company, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer, and the lenders party thereto.
On May 15, 2019, pursuant to the terms of the Existing Revolving Credit Agreement, the Company repaid in full the outstanding amounts under the Existing Revolving Credit Agreement without any early termination penalty or prepayment premium. The Revolving Credit Agreement, among other things, (i) provides a $1.5 billion revolving credit facility with a maturity date of May 15, 2024, (ii) provides for an interest rate on borrowings, facility fees and letter of credit fees based on the Company’s non-credit enhanced senior unsecured debt rating as determined by at least two of Standard & Poor’s Rating Service, Moody’s Investor Service and Fitch Ratings, and (iii) may be increased up to $1.75 billion, subject to certain conditions. The Revolving Credit Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum total leverage ratio and minimum interest coverage. The interest rate on the Revolving Credit Agreement is based on LIBOR (or similar interbank offered rates depending on currency draw) plus a predetermined margin that is based on the Company’s debt rating. The obligations of the Borrowers under the Revolving Credit Agreement are guaranteed by the Company’s significant domestic subsidiaries, subject to certain exceptions and the obligations of the Designated Borrowers are guaranteed by the Company.
In the ordinary course of their respective businesses, some of the agents and lenders under the Existing Revolving Credit Agreement and the Revolving Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the Revolving Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Revolving Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1
Third Amended and Restated Revolving Credit Agreement, dated as of May 15, 2019, among the Company, certain other wholly owned subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders from time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: May 17, 2019	/s/ Charles V. Dannewitz
Charles V. Dannewitz
Executive Vice President &
Chief Financial Officer